Exhibit 99.1

DPW Holdings’ subsidiary Super Crypto Mining enters into an agreement to purchase another 1,100 mining machines.

FREMONT, Calif., March 8, 2018 (GLOBE NEWSWIRE) – DPW Holdings, Inc. (NYSE American: DPW) ("DPW" or the "Company"), a diversified holding company, hereby announces that its wholly owned subsidiary Super Crypto Mining, Inc. (“SCM”) has entered into an agreement to purchase another 1,100 S9 mining machines (the “Miners”) as DPW continues toward its previously stated goal of having 10,000 active mining machines by the end of 2018.

Pursuant to the agreement, SCM has agreed to acquire to (the “Miners”) manufactured by Bitmain Technologies, Inc. (the “Bitmain”), in connection with SCM’s mining operations, from Blockchain Mining Supply & Services Ltd. (“BMSS”). Pursuant to the agreement, SCM will pay an aggregate of $3,200,000 to BMSS for the Miners, in the following amounts and on the following dates: (i) $163,625.00, or 5% of the aggregate purchase price, with $80,000.00 being paid on March 9, 2018 and $83,625.00 being payable on March 13, 2018; (ii) an additional $1,487,500.00, or approximately 46% of the aggregate purchase price, on or before March 23, 2018, providing the inspection conducted by SCM of the Miners is satisfactory to SCM, and (iii) the balance of 1,621,375.00, or approximately 51% of the aggregate purchase price on or before April 15, 2018. The Company intends to fund SCM’s acquisition of the Miners though the proceeds derived from its ongoing At-the-Market Offering described in the Prospectus Supplement filed with the SEC on February 27, 2018. Please see the Current Report on Form 8-K that will be filed shortly following the issuance of this press release, which will include the agreement as an exhibit.

“Prices on the S9 miners dipped so we jumped at the opportunity to purchase these machines slightly ahead of plan.” commented Darren Magot, the CEO of Super Crypto Mining.  “Our team is focused on the execution of our 2018 plan and these machines keep us on pace to meet our previously stated objectives while maximizing budget efficiencies”. This news comes on the heels of the successful 1st round of the Super Crypto Cloud Mining offering and will fuel the next offering expected in early Q2, 2018.

“Super Crypto Mining continues to demonstrate that it is an important contributor to the overall business of DPW Holdings,” commented Milton “Todd” Ault III, the Company’s CEO and Chairman. “We continue to be committed to this rapidly growing business segment and look forward to the next Super Crypto Cloud Mining offering”

ABOUT DPW HOLDINGS, INC.
Headquartered in Fremont, CA, DPW Holdings, Inc. is a diversified holding company that, through its wholly owned subsidiary, Coolisys Technologies, Inc., is dedicated to providing world-class technology-based solutions where innovation is the main driver for mission-critical applications and lifesaving services. Coolisys’ growth strategy targets core markets that are characterized by “high barriers to entry” and include specialized products and services not likely to be commoditized. Coolisys through its portfolio companies develops and manufactures cutting-edge resonant switching power topologies, specialized complex high-frequency radio frequency (RF) and microwave detector-log video amplifiers, very high-frequency filters and naval power conversion and distribution equipment. Coolisys services the defense, aerospace, medical and industrial sectors and manages four entities including Digital Power Corporation, www.DigiPwr.com, a leading manufacturer based in Northern California, 1-877-634-0982; Digital Power Limited dba Gresham Power Ltd., www.GreshamPower.com, a manufacturer based in Salisbury, UK.; Microphase Corporation, www.MicroPhase.com with its headquarters in Shelton, CT 1- 203-866-8000; and Power-Plus Technical Distributors, www.Power-Plus.com, a wholesale distributor based in Sonora, CA 1-800-963-0066. Coolisys operates the branded division, Super Crypto Power, www.SuperCryptoPower.com.

Digital Power Lending, LLC, a wholly owned subsidiary of the Company, is based in Fremont, CA, and is a California private lending company dedicated to strategically providing capital to small and middle size businesses for an equity interest in addition to loan fees and interest, www.DigitalPowerLending.com. Excelo, LLC, a wholly-owned subsidiary of the Company, is a national search firm specializing in fulfilling strategic executive, professional and hi-tech placements for businesses delivering world-class services, www.Excelo.com. DPW Holdings, Inc.’s headquarters is located at 48430 Lakeview Blvd., Fremont, California, 94538; 1-877-634-0982; www.DPWHoldings.com. For Investor inquiries: IR@DPWHoldings.com or 1-888-753-2235.

Forward-Looking Statements

The foregoing release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the acquisition and the ability to consummate the acquisition. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

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